EXHIBIT 23.1


                    MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               888 SEVENTH AVENUE
                            NEW YORK, NEW YORK 10106

                               TEL: (212) 757-5400
                               FAX: (212) 757-5124





                          INDEPENDENT AUDITOR'S CONSENT


We hereby consent to the use in this Registration Statement of Diamond Entertainment Corporation and Subsidiaries on Form SB-2/A of our report dated July 13, 2000 relating to the financial statements of Diamond Entertainment Corporation and Subsidiaries and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                 /s/ Merdinger, Fruchter, Rosen & Corso, P.C.
                                 ---------------------------------------------
                                  MERDINGER, FRUCHTER, ROSEN & CORSO, P.C.
                                  Certified Public Accountants

New York, New York
December 22, 2000